Exhibit 23.1

               Consent of Independent Auditors

The Board of Directors and Stockholders
Atlantic Coast Airlines Holdings, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-41800, 333-66265, 333-15795 and 333-
67492) on From S-8 of Atlantic Coast Airlines Holdings, Inc. of our report dated January 29, 2003, except as to Notes 1(f) and 13, which are as of March 28, 2003, with respect to the consolidated balance sheets of Atlantic Coast Airlines Holdings, Inc. as of December 31, 2001 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Atlantic Coast Airlines Holdings, Inc.



McLean, VA
March 31, 2003





                Independent Auditors' Report


The Board of Directors and Stockholders
Atlantic Coast Airlines Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Atlantic Coast Airlines Holdings, Inc. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Coast Airlines Holdings, Inc. and subsidiaries as of December 31, 2001 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.




McLean, VA
January 29, 2003, except as to Notes 1(f) and 13, which are as of March 28, 2003